Exhibit 107

Calculation of Filing Fee Tables

FORM S-3
(Form Type)

MEDIACO HOLDING INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
	Newly Registered Securities
Fees to be Paid	Equity	Common Stock, $0.01 par value per share	457(o)			(5)
	Equity	Preferred Stock, $0.01 par value per share				(5)
	Other	Warrants(4)				(5)
	Other	Rights to purchase common stock, preferred stock or units				(5)
	Other	Units				(5)
	Unallocated (Universal) Shelf	(1)				$0	0.00014760	$0(6)
Fees Previously Paid	-	-	-	-	-	-	-	-
	Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share	415(a)(6)	(6)
	Equity	Preferred Stock, $0.01 par value per share	415(a)(6)	(6)
	Other	Warrants(4)	415(a)(6)	(6)
	Other	Rights to purchase common stock, preferred stock or units	415(a)(6)	(6)
	Other	Units	415(a)(6)	(6)
	Unallocated (Universal) Shelf	(1)	415(a)(6)	(6)		$24,657,596			Form S-3	333-258593	August 13, 2021	$2,691
	Total Offering Amounts					$24,657,596		$0(6)
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$0(6)

(1) There are being registered under this registration statement such indeterminate number of shares of common stock, shares of preferred stock, warrants and rights to purchase common stock, preferred stock or units, as well as units that include any of these securities as shall have an aggregate initial offering price not to exceed $24,657,596. Any of the securities may be sold separately or as units with other securities registered under this registration statement. The securities registered also include such indeterminate amounts and numbers of common stock as may be issued upon conversion of or exchange for common stock, preferred stock, warrants and units that provide for such conversion or exchange.

(2) The proposed maximum initial offering prices per unit will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement.

(3) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(4) The warrants represent rights to purchase other securities of the registrant registered hereunder.

(5) Not required to be included in accordance with Rule 457(o) promulgated under the Securities Act.

(6) The registrant previously paid registration fees in the aggregate of $2,728 with respect to the registrant’s Registration Statement on Form S-3, as amended (File No. 333-258593) (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is carrying forward to this registration statement $24,657,596 of unsold securities (the “Unsold Securities”) that were registered under the Prior Registration Statement, and the registration fee of $2,691 associated with the offering of the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement) will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities carried forward in this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.